Exhibit 10.23

FIFTH AMENDMENT
TO
LOAN AGREEMENT

THIS FIFTH AMENDMENT TO LOAN AGREEMENT is made and entered into as of December 31, 2007 by and between C2 Global Technologies Inc., formerly known as Acceris Communications Inc.and as I-Link Incorporated, a Florida corporation (the “Borrower”) and Counsel Corporation, an Ontario corporation (the “Lender”).

WHEREAS, the Borrower and Lender are parties to a Loan Agreement as amended, dated January 26, 2004 (the "Loan Agreement”) and the parties desire to further amend the Loan Agreement with effect from December 31, 2007 (“the Effective Date”) as provided herein.

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which is hereby acknowledged it is agreed as follows:

1. Extension of Maturity Date. Effective as of the Effective Date, Section 2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

Payments of Principal and Interest. All borrowings hereunder, together with any interest thereon, shall be due and payable to the Lender in one installment on December 31, 2008 (the “Maturity Date”) provided, however, that notwithstanding the above, the Maturity Date shall be accelerated to the date ten (10) calendar days following closing under or conclusion of each occurrence of (a) an equity investment or investments in the Borrower by a third party unrelated to the Lender through the capital markets, whether pursuant to a registered offering or unregistered offering or other transaction (an “Equity Investment”); provided, further, however, that the Maturity Date shall be accelerated with respect only to the portion of the unpaid Indebtedness equal to the net amount received by the Borrower from any such Equity Investment.

2. Effect on Loan Agreement and Loan Note. This Fifth Amendment is not intended, nor shall it be construed, as a modification or termination of the Amended and Restated Debt Restructuring Agreement, dated October 15, 2002. Except as expressly provided herein, the Loan Agreement and the Note annexed thereto are hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms.

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Fifth Amendment as of December 31, 2007.

[See attached signature page]

[Signature page to Fifth Amendment Loan Agreement, dated
December 31, 2007]

C2 GLOBAL TECHNOLOGIES INC.

By:
Name: Title:

COUNSEL CORPORATION

By:
Name: Title: